Exhibit 99.1
BILL Reports Fourth Quarter and Fiscal Year 2025 Financial Results and
Announces $300 Million Share Repurchase Program

•FY25 Total Revenue was $1.5 Billion and Increased 13% Year-Over-Year
•FY25 Core Revenue was $1.3 Billion and Increased 16% Year-Over-Year
•Q4 Total Revenue Increased 12% Year-Over-Year
•Q4 Core Revenue Increased 15% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – August 27, 2025 – BILL (NYSE: BILL), a leading financial operations platform for small and midsize businesses (SMBs), today announced financial results for the fourth quarter and fiscal year ended June 30, 2025.

“Fiscal year 2025 was pivotal for BILL as we drove growth and profitability, launched essential new software and payment products for customers and suppliers, and expanded our market opportunity. Our progress in Q4 reinforces our scale advantage, with approximately half a million SMBs and 9,000 accounting firms on our platform, and a network of 8 million members,” said René Lacerte, BILL CEO and Founder. “Our scale, along with the breadth of our platform, and the power of our innovation uniquely position BILL to win intelligent financial operations.”

“BILL delivered a strong Q4 with results ahead of guidance while deepening our market penetration,” said Rohini Jain, BILL Chief Financial Officer. “We are driving growth through strategic initiatives while sharpening our focus on expanding profitability. We believe in BILL’s future and the opportunity to create long-term shareholder value. Our new $300 million share repurchase program is enabled by our strong cash flow generation and reflects confidence in our strategy and in BILL as a compelling investment opportunity.”

Financial Highlights for the Fourth Quarter of Fiscal 2025:

•Total revenue was $383.3 million, an increase of 12% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $345.9 million, an increase of 15% year-over-year. Subscription fees were $68.8 million, up 5% year-over-year. Transaction fees were $277.1 million, up 18% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $37.4 million.
•Gross profit was $309.8 million, representing an 80.8% gross margin, compared to $278.5 million, or an 81.0% gross margin, in the fourth quarter of fiscal 2024. Non-GAAP gross profit was $322.7 million, representing an 84.2% non-GAAP gross margin, compared to $292.0 million, or an 85.0% non-GAAP gross margin, in the fourth quarter of fiscal 2024.
•Operating loss was $22.3 million, compared to an operating loss of $22.2 million in the fourth quarter of fiscal 2024. Non-GAAP operating income was $56.4 million, compared to $60.0 million in the fourth quarter of fiscal 2024, a decrease of 6% year-over-year.
•Net loss was $7.1 million, or ($0.07) per share, basic and diluted, compared to net income of $7.6 million, or $0.07 and ($0.03) per share, basic and diluted, respectively, in the fourth quarter of fiscal 2024. Non-GAAP net income was $61.6 million, or $0.53 per diluted share, compared to non-GAAP net income of $63.9 million, or $0.57 per diluted share in the fourth quarter of fiscal 2024.

Financial Highlights for Fiscal Year 2025:

•Total revenue was $1,462.6 million, an increase of 13% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $1,300.8 million, an increase of 16% year-over-year. Subscription fees were $272.1 million, up 6% year-over-year. Transaction fees were $1,028.7 million, up 19% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $161.8 million.
•Gross profit was $1,190.5 million, representing an 81.4% gross margin, compared to $1,055.6 million, or an 81.8% gross margin, in the prior fiscal year. Non-GAAP gross profit was $1,242.7 million, representing an 85.0% non-GAAP gross margin, compared to $1,109.9 million, or an 86.0% non-GAAP gross margin, in the prior fiscal year.
•Operating loss was $80.6 million, compared to an operating loss of $174.2 million in the prior fiscal year. Non-GAAP operating income was $239.5 million, compared to $196.2 million in the prior fiscal year, an increase of 22% year-over-year.

•Net income was $23.8 million, or $0.23 and ($0.07) per share, basic and diluted, respectively, compared to net loss of $28.9 million, or ($0.27) per share, basic and diluted, in the prior fiscal year. Non-GAAP net income was $251.8 million, or $2.43 and $2.21 per basic and diluted share, respectively, compared to non-GAAP net income of $244.0 million, or $2.30 and $2.12 per basic and diluted share, respectively, in the prior fiscal year.

Business Highlights and Recent Developments:

•Served 493,800 businesses using our solutions as of the end of the fourth quarter.1
•Processed $86 billion in total payment volume in the fourth quarter, an increase of 13% year-over-year.
•Processed 33 million transactions during the fourth quarter, an increase of 18% year-over-year.
•As of June 30, 2025, 8.3 million BILL standalone network members have originated or received an electronic payment using our platform, an increase of 18% year-over-year.
•Welcomed technology industry finance leader Rohini Jain as Chief Financial Officer.
•Repurchased approximately 2.2 million shares of BILL common stock in the fourth quarter and July 2025 for a total cost of approximately $100 million.

New Share Repurchase Program

BILL announced today that its Board of Directors has authorized a new share repurchase program, pursuant to which BILL may purchase up to $300 million of its outstanding common stock.

BILL may repurchase shares of its common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The timing and total amount of stock repurchases will depend upon business, economic and market conditions, corporate and regulatory requirements, prevailing stock prices, and other considerations. The share repurchase program may be suspended, discontinued or modified at any time, and does not obligate the company to acquire any amount of common stock. The company expects to fund the share repurchase program using existing cash.

Financial Outlook

We are providing the following guidance for the fiscal first quarter ending September 30, 2025 and the full fiscal year ending June 30, 2026.

	Q1 FY26 Guidance	FY26 Guidance
Total revenue (millions)	$385.0 - $395.0	$1,589.5 - $1,629.5
Year-over-year total revenue growth	7% - 10%	9% - 11%
Core revenue (millions)	$348.0 - $358.0	$1,450.5 - $1,490.5
Year-over-year core revenue growth	11% - 14%	12% - 15%
Non-GAAP operating income (millions)	$53.5 - $58.5	$240.0 - $270.0
Non-GAAP net income (millions)	$56.5 - $60.5	$236.0 - $260.0
Non-GAAP net income per diluted share	$0.49 - $0.52	$2.00 - $2.20

The outlook for non-GAAP net income and non-GAAP net income per diluted share includes a non-GAAP provision for income taxes of 20%. The outlook for non-GAAP net income per diluted share does not take any future repurchases of BILL shares into account, as its impact on a per diluted share basis is not reasonably estimable.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of its non-GAAP operating income, non-GAAP net income or non-GAAP net income per share guidance to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

Conference Call and Webcast Information
In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal fourth quarter and fiscal year 2025 results and our outlook for the fiscal first quarter ending September 30, 2025 and fiscal year ending June 30, 2026. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary network of millions of members to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, core revenue, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per diluted share for the fiscal first quarter ending September 30, 2025 and full fiscal year ending June 30, 2026, our planned investments in fiscal year 2026, our revenue growth and profitability profile, activity under our share repurchase program, and our expectations for the growth of demand for our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, significant political and regulatory developments or changes in trade policy, including the imposition of tariffs and other trade barriers, inflationary, recessionary, and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Cards and our invoice financing offering, our ability to attract new customers and convert trial customers into paying customers, our expectations for developing and deploying AI agents and other AI tools, our ability to invest in our business and develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions, investments and other strategic transactions, our relationships with accounting firms, financial institutions and software providers, the global impacts of ongoing geopolitical conflicts, the actual and expected impacts of the above factors on the SMBs we serve and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

We exclude the following items from non-GAAP gross profit and non-GAAP gross margin:
•stock-based compensation and related payroll taxes

•depreciation and amortization

We exclude the following items from non-GAAP operating expenses and non-GAAP operating income:
•stock-based compensation and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring

We exclude the following items from non-GAAP net income and non-GAAP net income per share:
•stock-based compensation expense and related payroll taxes
•depreciation and amortization
•acquisition and integration-related expenses
•restructuring
•gain on debt extinguishment
•amortization of debt issuance costs
•non-GAAP provision for income taxes

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. We also periodically review our non-GAAP financial measures and may revise these measures to reflect changes in our business or otherwise, including our blended U.S. statutory tax rate.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation and amortization. We exclude depreciation and amortization from certain of our non-GAAP financial measures because we believe that excluding this non-cash charge provides meaningful supplemental information regarding operational performance. Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Restructuring. We exclude costs incurred in connection with formal restructuring plans from certain of our non-GAAP financial measures because these costs are exceptional and would have not otherwise been incurred in the normal course of our business operations.

Gain on debt extinguishment. We exclude gain on debt extinguishment associated with our repurchases of certain of our outstanding convertible senior notes because we believe that excluding this non-cash gain provides better insight regarding our operational performance.

Amortization of debt issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Non-GAAP provision for income taxes. Consists of assumed provision for income taxes based on the statutory tax rate taking into consideration the nature of the taxed item and the relevant taxing jurisdiction.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure defined as net cash provided by operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe free cash flow is an important liquidity measure of the cash that is generated, after incurring operating expenses, purchases of property and equipment and capitalization of internal-use software costs, for future operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in the ordinary course of business. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain strong balance sheets and invest in future growth.

IR Contact:

Jun Wang
junwang@hq.bill.com

Press Contact:

Lauren Johns
pr@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$1,038,346	$985,941
Short-term investments	1,180,110	601,535
Accounts receivable, net	32,341	28,049
Acquired card receivables, net	685,108	697,216
Prepaid expenses and other current assets	258,418	297,169
Funds held for customers	4,044,470	3,704,907
Total current assets	7,238,793	6,314,817
Non-current assets:
Operating lease right-of-use assets, net	56,086	59,414
Property and equipment, net	116,611	88,034
Intangible assets, net	222,805	281,471
Goodwill	2,396,509	2,396,509
Other assets	33,178	38,568
Total assets	$10,063,982	$9,178,813

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,293	$7,447
Accrued compensation and benefits	39,581	34,158
Deferred revenue	22,435	17,006
Other accruals and current liabilities	252,455	299,506
Borrowings from credit facilities, net	180,005	—
Convertible senior notes, net	33,421	—
Customer fund deposits	4,044,470	3,704,907
Total current liabilities	4,588,660	4,063,024
Non-current liabilities:
Deferred revenue	285	4,167
Operating lease liabilities	58,372	62,847
Borrowings from credit facilities, net	—	180,009
Convertible senior notes, net	1,501,044	733,991
Other long-term liabilities	1,581	574
Total liabilities	6,149,942	5,044,612
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,414,645	5,233,037
Accumulated other comprehensive income (loss)	10,197	(1,890)
Accumulated deficit	(1,510,804)	(1,096,948)
Total stockholders' equity	3,914,040	4,134,201
Total liabilities and stockholders' equity	$10,063,982	$9,178,813

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three months ended June 30,		Year ended June 30,
	2025	2024	2025	2024
Revenue
Subscription and transaction fees (1)	$345,947	$301,306	$1,300,804	$1,122,733
Interest on funds held for customers	37,402	42,359	161,766	167,439
Total revenue	383,349	343,665	1,462,570	1,290,172
Cost of revenue
Service costs (1)	63,172	53,905	229,805	189,894
Depreciation and amortization (2)	10,416	11,295	42,298	44,722
Total cost of revenue	73,588	65,200	272,103	234,616
Gross profit	309,761	278,465	1,190,467	1,055,556
Operating expenses
Research and development (1)	90,050	79,609	340,059	336,754
Sales and marketing (1)	148,098	123,732	543,711	478,540
General and administrative (1)	70,169	70,500	281,913	277,662
Provision for expected credit losses	15,785	14,785	72,749	60,105
Depreciation and amortization (2)	7,909	11,670	32,637	49,072
Restructuring (1)	—	392	—	27,587
Total operating expenses	332,011	300,688	1,271,069	1,229,720
Operating loss	(22,250)	(22,223)	(80,602)	(174,164)
Other income, net	19,180	29,819	111,012	147,845
Income (loss) before provision for income taxes	(3,070)	7,596	30,410	(26,319)
Provision for income taxes	4,004	—	6,611	2,559
Net income (loss)	$(7,074)	$7,596	$23,799	$(28,878)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.07)	$0.07	$0.23	$(0.27)
Diluted	$(0.07)	$(0.03)	$(0.07)	$(0.27)
Weighted-average number of common shares used to compute net income (loss) per share attributable to common stockholders:
Basic	103,231	106,289	103,568	106,102
Diluted	103,231	107,326	103,912	106,102

______________________________________ (1) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three months ended June 30,		Year ended June 30,
	2025	2024	2025	2024
Revenue - subscription and transaction fees	$632	$528	$2,329	$1,831
Cost of revenue - service costs	2,480	2,185	9,627	9,309
Research and development	27,338	24,674	107,603	103,382
Sales and marketing	9,211	11,427	39,992	49,070
General and administrative	20,100	19,525	82,981	81,209
Restructuring	—	—	—	3,574
Total stock-based compensation	$59,761	$58,339	$242,532	$248,375

(2) Depreciation and amortization do not include amortization of capitalized internal-use software costs paid in cash.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(7,072)	$7,595	$23,799	$(28,878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	59,761	58,339	242,532	248,375
Amortization of intangible assets	15,165	19,293	61,925	79,956
Depreciation of property and equipment	3,160	3,671	13,010	13,838
Amortization of capitalized internal-use software costs paid in cash	3,561	3,037	14,508	9,369
Amortization of debt discount and issuance costs	1,459	1,064	4,739	6,238
Accretion of discount on investments in marketable debt securities	(7,590)	(15,777)	(37,000)	(55,062)
Accretion of discount on loans held for investment	(5,976)	(3,678)	(21,215)	(9,209)
Gain on debt extinguishment	—	(10,939)	(40,550)	(46,654)
Provision for expected credit losses on acquired card receivables and other financial assets	15,785	12,826	72,749	60,105
Non-cash operating lease expense	1,990	2,052	8,164	8,642
Other	(515)	(267)	395	1,395
Changes in assets and liabilities:
Accounts receivable	(5,740)	3,864	(4,458)	69
Prepaid expenses and other current assets	(8,780)	(12,238)	(26,986)	(6,825)
Other assets	19	9,596	8,417	7,528
Accounts payable	6,453	773	8,213	(1,125)
Other accruals and current liabilities	15,841	14,180	30,222	20,992
Operating lease liabilities	(2,225)	(2,280)	(9,412)	(9,839)
Other long-term liabilities	(2,215)	(11,963)	46	(14,580)
Deferred revenue	734	(529)	1,546	(5,564)
Net cash provided by operating activities	83,815	78,619	350,644	278,771
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(532,761)	(639,810)	(2,847,736)	(2,682,659)
Proceeds from maturities and sales of corporate and customer fund short-term investments	487,261	654,887	2,214,628	2,513,646
Purchase of intangible assets	—	—	(2,868)	—
Purchases of loans held for investment	(222,041)	(140,711)	(798,926)	(359,654)
Principal repayments of loans held for investment	223,218	134,311	787,513	326,172
Acquired card receivables, net	16,949	(45,636)	(129,439)	(185,486)
Purchases of property and equipment	(2,789)	(205)	(4,335)	(976)
Capitalization of internal-use software costs	(12,548)	(5,322)	(33,767)	(19,917)
Other	(878)	(500)	(2,460)	(500)
Net cash used in investing activities	(43,589)	(42,986)	(817,390)	(409,374)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes	—	—	1,400,000	—
Cash paid for convertible senior notes issuance costs	—	—	(24,006)	—
Payments for repurchase of convertible senior notes	—	(222,256)	(539,403)	(933,187)
Proceeds from unwind of capped calls	—	1,190	—	11,442
Purchase of capped calls	—	—	(92,960)	—
Customer fund deposits liability and other	380,539	198,588	318,683	353,964
Prepaid card deposits	(14,956)	2,875	28,517	(17,901)
Repurchase of common stock	(30,001)	—	(430,002)	(211,902)
Proceeds from line of credit borrowings	—	—	—	45,000
Cash paid for line of credit issuance costs	(1,721)	—	(1,721)	—
Proceeds from exercise of stock options	929	1,589	3,701	8,114
Tax withholdings related to net share settlements of equity awards	(1,424)	(2,181)	(7,840)	(3,862)
Proceeds from issuance of common stock under the employee stock purchase plan	6,251	—	11,553	16,495
Contingent consideration payout	—	—	—	(10,762)
Net cash provided by (used in) financing activities	339,617	(20,195)	666,522	(742,599)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(109)	157	(290)	(240)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	379,734	15,595	199,486	(873,442)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,171,150	3,335,803	3,351,398	4,224,840
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,550,884	$3,351,398	$3,550,884	$3,351,398
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents			$1,038,346	$985,941
Restricted cash included in other current assets			101,620	174,101
Restricted cash included in other assets			4,885	5,297
Restricted cash and restricted cash equivalents included in funds held for customers			2,406,033	2,186,059
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of year			$3,550,884	$3,351,398
Supplemental disclosure of cash flow information:
Cash paid for interest during the period			$13,782	$12,611
Cash paid for income taxes during the period			$6,321	$5,628
Noncash investing and financing activities:
Payable on purchases of property and equipment and internal-use software costs			$5,234	$906
Payable on purchases of acquired card receivables			$9,213	$105,406
Payable on repurchase of common stock			$5,000	$—
Payable on excise tax			$2,653	$—
Issuance and exercise of warrants			$13,125	$8,750

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Reconciliation of gross profit:
GAAP gross profit	$309,761	$278,463	$1,190,467	$1,055,556
Add:
Depreciation and amortization (1)	10,416	11,295	42,298	44,722
Stock-based compensation and related payroll taxes charged to cost of revenue	2,553	2,243	9,920	9,594
Non-GAAP gross profit	$322,730	$292,001	$1,242,685	$1,109,872
GAAP gross margin	80.8%	81.0%	81.4%	81.8%
Non-GAAP gross margin	84.2%	85.0%	85.0%	86.0%
_____________________________
(1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Reconciliation of operating expenses:
GAAP research and development expenses	$90,050	$79,609	$340,059	$336,754
Less - stock-based compensation and related payroll taxes	(27,952)	(25,261)	(110,255)	(105,760)
Non-GAAP research and development expenses	$62,098	$54,348	$229,804	$230,994

GAAP sales and marketing expenses	$148,098	$123,732	$543,711	$478,540
Less - stock-based compensation and related payroll taxes	(9,382)	(11,565)	(40,801)	(50,073)
Non-GAAP sales and marketing expenses	$138,716	$112,167	$502,910	$428,467

GAAP general and administrative expenses	$70,169	$70,500	$281,913	$277,662
Less:
Stock-based compensation and related payroll taxes	(20,390)	(19,768)	(84,329)	(82,565)
Acquisition and integration-related expenses	—	—	—	(972)
Restructuring	—	—	92	—
Non-GAAP general and administrative expenses	$49,779	$50,732	$197,676	$194,125

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Reconciliation of operating loss:
GAAP operating loss	$(22,250)	$(22,223)	$(80,602)	$(174,164)
Add:
Depreciation and amortization (1)	18,325	22,965	74,935	93,794
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	60,277	58,837	245,305	247,992
Acquisition and integration-related expenses	—	—	—	972
Restructuring	—	392	(92)	27,587
Non-GAAP operating income	$56,352	$59,971	$239,546	$196,181
_____________________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash. (2) Excludes stock-based compensation charged to Restructuring, shown separately below.

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Reconciliation of net income (loss):
GAAP net income (loss)	$(7,074)	$7,596	$23,799	$(28,878)
Add - GAAP provision for income taxes	4,004	—	6,611	2,559
Income (loss) before taxes	(3,070)	7,596	30,410	(26,319)
Add (less):
Depreciation and amortization (1)	18,325	22,965	74,935	93,794
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses (2)	60,277	58,837	245,305	247,992
Acquisition and integration-related expenses	—	—	—	972
Restructuring	—	392	(92)	27,587
Amortization of debt discount and issuance costs	1,459	1,064	4,739	6,238
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	—	(10,974)	(40,550)	(45,271)
Non-GAAP net income before non-GAAP tax adjustments	$76,991	$79,880	$314,747	$304,993
Non-GAAP provision for income taxes (3)	(15,398)	(15,976)	(62,949)	(60,999)
Non-GAAP net income	$61,593	$63,904	$251,798	$243,994
_____________________________
(1) Excludes amortization of capitalized internal-use software costs paid in cash.
(2) Excludes stock-based compensation charged to Restructuring, shown separately below.
(3) The non-GAAP provision for income taxes is calculated using a blended tax rate of 20%, taking into consideration the nature of the taxed item and the applicable statutory tax rate in each relevant taxing jurisdiction.

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted:
GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$(0.07)	$0.07	$0.23	$(0.27)
Add - GAAP provision for income taxes	0.04	—	0.06	0.02
Income (loss) before taxes	(0.03)	0.07	0.29	(0.25)
Add (less):
Depreciation and amortization (1)	0.18	0.22	0.72	0.88
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.58	0.55	2.37	2.34
Acquisition and integration-related expenses	—	—	—	0.01
Restructuring	—	0.00	(0.00)	0.26
Amortization of debt discount and issuance costs	0.01	0.01	0.05	0.06
Gain on debt extinguishment and change on mark to market derivatives associated with notes repurchase and capped call unwind	—	(0.10)	(0.39)	(0.43)
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, basic	$0.75	$0.75	$3.04	$2.87
Non-GAAP net income before non-GAAP tax adjustments per share attributable to common stockholders, diluted	$0.66	$0.72	$2.76	$2.64
Less - Non-GAAP provision for income taxes	(0.15)	(0.15)	(0.61)	(0.57)
Non-GAAP net income per share attributable to common stockholders, basic	$0.60	$0.60	$2.43	$2.30
Non-GAAP net income per share attributable to common stockholders, diluted	$0.53	$0.57	$2.21	$2.12
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	103,231	106,289	103,568	106,102
Shares used to compute GAAP net income (loss) per share attributable to common stockholders, diluted	103,231	107,326	103,912	106,102
Shares used to compute non-GAAP net income per share attributable to common stockholders, diluted	116,754	111,399	114,034	115,345

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$83,815	$78,619	$350,644	$278,771
Purchases of property and equipment	(2,789)	(205)	(4,335)	(976)
Capitalization of internal-use software costs	(12,548)	(5,322)	(33,767)	(19,917)
Free cash flow	$68,478	$73,092	$312,542	$257,878

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

June 30, 2025
Remaining performance obligations to be recognized as revenue:
Over the next 1 year	$33,221
Between 1 to 2 years	17,166
Thereafter	22,668
Total	$73,055